PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, www.pwc.com/us CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated January 27, 2025 relating to the financial statements and financial highlights, of Global X Emerging Markets Bond ETF, Global X Emerging Markets ex-China ETF, Global X Emerging Markets Great Consumer ETF, Global X Brazil Active ETF, Global X India Active ETF, Global X Interest Rate Hedge ETF, Global X Interest Rate Volatility & Inflation Hedge ETF, Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X Alternative Income ETF, Global X Conscious Companies ETF, Global X U.S. Preferred ETF, Global X S&P 500® Quality Dividend ETF, Global X Adaptive U.S. Factor ETF, Global X Variable Rate Preferred ETF, Global X Adaptive U.S. Risk Management ETF, Global X 1-3 Month T-Bill ETF, Global X U.S. Cash Flow Kings 100 ETF, Global X Short-Term Treasury Ladder ETF, Global X Intermediate-Term Treasury Ladder ETF, Global X Long- Term Treasury Ladder ETF, Global X Millennial Consumer ETF, Global X Aging Population ETF, Global X Robotics & Artificial Intelligence ETF, Global X FinTech ETF, Global X Internet of Things ETF, Global X U.S. Infrastructure Development ETF, Global X Autonomous & Electric Vehicles ETF, Global X Artificial Intelligence & Technology ETF, Global X Genomics & Biotechnology ETF, Global X Cloud Computing ETF, Global X Thematic Growth ETF (currently known as the Global X Dorsey Wright Thematic ETF), Global X Video Games & Esports ETF, Global X Cybersecurity ETF, Global X Telemedicine & Digital Health ETF (currently known as the Global X HealthTech ETF), Global X CleanTech ETF, Global X Data Center & Digital Infrastructure ETF, Global X Clean Water ETF, Global X AgTech & Food Innovation ETF, Global X Blockchain ETF, Global X Hydrogen ETF, Global X Solar ETF, Global X Wind Energy ETF, Global X PropTech ETF, Global X Defense Tech ETF and Global X Infrastructure Development ex-U.S. ETF, which appear in Global X Funds’ Certified Shareholder Reports on Form N-CSR for the period or year ended November 30, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm", "Financial Highlights" and “Other Service Providers” in such Registration Statement. Philadelphia, Pennsylvania March 25, 2025